Exhibit (e)(1)(i)

May 1, 2009

Todd Modic

Senior Vice President

ING Funds Distributor, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2002, between ING Variable Portfolios, Inc. and ING Funds Distributor, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Russell™ Large Cap Growth Index Portfolio, ING Russell™ Large Cap Value Index Portfolio, ING Russell™ Mid Cap Growth Index Portfolio, and ING Hang Seng Index Portfolio (collectively, the “Portfolios”), effective May 1, 2009, each a newly established Series of ING Variable Portfolios, Inc., upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to the Amended Schedule of Approvals of the Agreement. The Amended Schedule of Approvals is attached hereto.

The Amended Schedule A has also been updated to reflect the name change of ING BlackRock Global Science and Technology Portfolio to ING BlackRock Global Science and Technology Opportunities Portfolio, the name change of ING Lehman Brothers U.S. Aggregate Bond Index® Bond Portfolio to ING U.S. Bond Index Portfolio, the name change of ING Opportunistic LargeCap Value Portfolio to ING Opportunistic LargeCap Portfolio, the name change of ING Russell™ Global Large Cap Index 85% Portfolioto ING Russell™ Global Large Cap Index 75% Portfolio, the name change of ING VP Index Plus LargeCap Portfolio to ING Index Plus LargeCap Portfolio, the name change of ING VP Index Plus MidCap Portfolio to ING Index Plus MidCap Portfolio, the name change of ING VP Index Plus SmallCap Portfolio to ING Index Plus SmallCap Portfolio, and the name change of ING VP Small Company Portfolio to ING Small Company Portfolio.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the Portfolios.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson Senior Vice President ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:

ING Funds Distributor, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Variable Portfolios, Inc.
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

and

ING FUNDS DISTRIBUTOR, LLC

Company

ING BlackRock Global Science and Technology Opportunities Portfolio

ING Global Equity Option Portfolio

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING International Index Portfolio

ING Morningstar U.S. Growth Index Portfolio

ING Opportunistic LargeCap Growth Portfolio

ING Opportunistic LargeCap Portfolio

ING Russell™ Global Large Cap Index 75% Portfolio

ING Russell™ Large Cap Growth Index Portfolio

ING Russell™ Large Cap Value Index Portfolio

ING Russell™ Mid Cap Growth Index Portfolio

ING Russell™ Large Cap Index Portfolio

ING Russell™ Mid Cap Index Portfolio

ING Russell™ Small Cap Index Portfolio

ING Small Company Portfolio

ING U.S. Bond Index Portfolio

ING U.S. Government Money Market Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio